Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 29, 2018, relating to the financial statements, appearing in Bancolombia S.A.’s Annual Report on Form 20-F for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche Ltda.
Medellín, Colombia
April 25, 2019